                      DATED THE   28   DAY OF JANUARY 2000
                   ------------------------------------------


                             CMS DEVELOPMENT LIMITED

                               WAYNE WEIKANG CHEN

                                      AND

                              SPIDERWEB CORPORATION
                                   (AS SELLERS)


                                      AND


                       GLOBAL TELEPHONE COMMUNICATION INC.

                                 (AS PURCHASER)


                   ------------------------------------------

                      AGREEMENT FOR SALE AND PURCHASE OF
                                   SHARES IN
                            NANO TECHNOLOGY LIMITED

                   ------------------------------------------




                                 CHIU & PARTNERS,
                                    SOLICITORS,
                           41ST FLOOR, JARDINE HOUSE,
                                1 CONNAUGHT PLACE,
                                CENTRAL, HONG KONG.
                                  REF.:KKM/990238

THIS AGREEMENT is dated the 28 day of January 2000

BETWEEN:

(1) The following persons (each a "SELLER" and collectively the "SELLERS"):

        (a) CMS DEVELOPMENT LIMITED, a company incorporated in the British Virgin Islands (IBC No. 128319) and having its registered office at Columbus Centre Building, Wickhams City, Road Town, Tortola, British Virgin Islands ("CMS");

        (b) SPIDERWEB CORPORATION, a company incorporated in the British Virgin Islands (IBC No.230382) and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("SPIDERWEB");

        (c) WAYNE WEIKANG CHEN, holder of Canadian Passport No. BC036569 of Suite 5B, Tower II, Island Place, North Point, Hong Kong
              ("MR. CHEN");

(2) GLOBAL TELEPHONE COMMUNICATION INC., a company incorporated in the British Virgin Islands (IBC No. 346782) and having its registered office at East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands (the "PURCHASER").

WHEREAS:

(A) Nano Technology Limited (the "COMPANY") is a company incorporated in the British Virgin Islands, further particulars of which are set out in the Schedule.

(B) Cyber 2000 Limited ("CYBER 2000"), a company incorporated in Hong Kong (Company No. 684198) and having its registered office at Room 1802, Dominion Centre, 43-59 Queen's Road East, Hong Kong, is a wholly-owned subsidiary of the Company. Cyber 2000 is established for the purpose of developing the "voice over internet protocol" and the business of providing re-sale services of "voice over internet protocol".

(C) The Sellers have agreed to sell and the Purchaser has agreed to acquire the Sale Shares from each of CMS, Spiderweb and Mr. Chen subject to and upon the terms of this Agreement.

(D) In addition to the purchase of the Sale Shares pursuant hereto, the Purchaser will subscribe for 4,000 Shares ("SUBSCRIPTION TRANSACTION"). Subscription of the Shares and purchase of the Sale Shares pursuant hereto will take place simultaneously whereupon the Purchaser will enter into a shareholders agreement in form agreed between the parties (the "SHAREHOLDERS AGREEMENT") with the Sellers and the Company. The Shareholders Agreement sets out the terms and conditions upon and subject to which the parties will invest in the Company and regulates the internal management of the Company.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.01 In this Agreement (including the Recitals and the Schedule), unless the context otherwise requires or permits:

      "CHEN SALE SHARES" means the 1,000 shares of US$1.00 each in the Company legally and beneficially owned by Mr. Chen;

      "CMS SALE SHARES" means the 1,500 shares of US$1.00 each in the Company legally and beneficially owned by CMS;

      "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with the terms of this Agreement;

      "ENCUMBRANCE" means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same;

      "GTCI" means Global Telephone Communication Inc., a company incorporated in the State of Nevada, United States of America, whose securities are listed on the NASDAQ OTC Bulletin Board;

      "GTCI SHARES" means new shares of par value US$0.001 each in the capital of GTCI;

      "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

      "NASDAQ" means National Association of Securities Dealers Automated Quotations;

      "SALE SHARES" means the CMS Sale Shares, the Spiderweb Sale Shares and the Chen Sale Shares collectively;

      "SPIDERWEB SALE SHARES" means the 500 shares of US$1.00 each in the Company legally and beneficially owned by Spiderweb; and

      "US DOLLARS" and the sign "US$" mean the lawful currency for the time being of the United States of America.

1.02 References to persons include references to individuals, firms, companies, corporations and unincorporated bodies of persons and vice versa, and words importing a gender or the neuter include both genders and the neuter, and reference to a certain gender shall include any gender.

1.03 Reference herein to Clauses, Recitals and Schedule are to clauses and recitals in and


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

      schedule to this Agreement (unless the context otherwise requires) and the Schedule shall be deemed to form part of this Agreement.

1.04 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.05 Unless the context requires otherwise, in this Agreement words importing the singular include the plural and vice versa.

1.06 All references to any party hereto shall, where the context permits, include their respective successors, personal representatives, executors, administrators, estates and permitted assigns.

2.    SALE AND PURCHASE

2.01  Subject to and upon the terms and conditions of this Agreement:

      (1) CMS shall as legal and beneficial owner sell and the Purchaser shall purchase the CMS Sale Shares;

      (2) Spiderweb shall as legal and beneficial owner sell and the Purchaser shall purchase the Spiderweb Sale Shares; and

      (3) Mr. Chen shall as legal and beneficial owner sell and the Purchaser shall purchase the Chen Sale Shares,

      and in each case free from all Encumbrances with all rights now or hereafter attaching thereto including all dividends or distributions which may be paid, declared or made in respect thereof at any time on or after the date of this Agreement. Each Sale Share will rank pari passu with all other existing shares in the Company.

2.02 The Purchaser shall not be obliged to purchase, and the Sellers shall not be obliged to sell, any of the Sale Shares unless the sale and purchase of the Sale Shares pursuant hereto and the Subscription Transaction are completed simultaneously.

3.    CONSIDERATION

3.01  The consideration for the sale and purchase of:

      (1) the CMS Sale Shares shall be (i) US$175,000 which shall be paid and satisfied in cash and (ii) 250,000 GTCI Shares credited as fully paid to be alloted and issued to CMS or its nominee;

      (2) the Spiderweb Sale Shares shall be US$125,000 which shall be paid and satisfied in cash; and

      (3) the Chen Sale Shares shall be (i) US$50,000 which shall be paid and satisfied in cash and (ii) 250,000 GTCI Shares credited as fully paid to be alloted and issued to Mr. Chen or this nominee.

3.02 The GTCI Shares to be allotted and issued pursuant to Clause 3.01 shall rank PARI PASSU in all respects with the existing issued ordinary shares of GTCI.

4.    COMPLETION

4.01 Completion shall take place at the office of Victor Chu & Co. at 19th Floor, Tower II, The Gateway, Harbour City, Kowloon, Hong Kong (or such other place or in such manner as may be agreed between the parties) immediately upon signing by all parties of this Agreement when all the acts and requirements set out in Clauses 4.02 and 4.03 shall be complied with.

4.02 The Sellers shall deliver or procure the delivery to the Purchaser of all of the following (unless already delivered prior to Completion):

      (1) instruments of transfer in respect of the Sale Shares duly executed by the respective Sellers in favour of the Purchaser;

      (2) share certificate(s) in respect of the Sale Shares and such other documents as may be required to give good title to the Sale Shares and to enable the Purchaser or its nominee to be registered as the holder thereof;

      (3) copy, certified by a director of the Company as true and complete, of the resolutions of the board of directors of the Company referred to in Clause 4.03;

      (4)  the Shareholders Agreement duly executed by the parties thereto;

      (5) certified true copy resolutions of the board of directors of CMS authorising the sale of the CMS Sale Shares and execution of this Agreement and the Shareholders Agreement; and

      (6) certified true copy resolutions of the board of directors of Spiderweb authorising the sale of the Spiderweb Sale Shares and execution of this Agreement and the Shareholders Agreement.

4.03 The Sellers shall cause a meeting of the board of directors of the Company at which resolutions shall be passed for the approval of the transfer of the Sale Shares to the Purchaser, registration of such transfer and execution of the Shareholders Agreement by the Company.

4.04 Against compliance and fulfillment of all acts and requirements set out in Clauses 4.02 and 4.03, the Purchaser shall deliver to the respective
      Sellers:

      (1) banker's drafts issued by a licensed bank in Hong Kong of the respective amounts of US dollars as specified in Clauses 3.01 (1),
           (2) and (3) made payable to the respective Sellers being full or part (as the case may be) consideration for the CMS, Spiderweb and Chen Sale Shares;

      (2) share certificate(s) in respect of the GTCI Shares issued in the names of CMS and Mr. Chen or their respective nominees;

      (3) instruments of transfer in respect of the Sale Shares duly executed by the Purchaser in favour of the respective Sellers;

      (4) a counterpart of the Shareholders Agreement duly executed by the Purchaser;

      (5) certified true copy resolution of GTCI authorising the issue and allotment of GTCI Shares; and

      (6) certified true copy resolutions of the board of directors of the Purchaser authorising the purchase of the Sale Shares and execution of this Agreement and the Shareholders Agreement.

4.05 Either party may grant time for performance of the requirements under Clauses 4.02, 4.03 and 4.04 and effect Completion, such indulgence may be given subject to such terms and conditions as that party may impose.

5.    SELLERS' WARRANTIES

5.01 Each of the Sellers hereby jointly and severally represents and warrants to the Purchaser that all statements of facts herein are true and correct.

5.02 Each of CMS and Spiderweb hereby represents and warrants to the Purchaser that:

      (1) it has the right, power and authority to enter into and perform this Agreement which constitute or when executed will constitute legal, valid and binding obligations on it in accordance with the terms herein; and

      (2) it is the legal and beneficial owner of the CMS Sale Shares or the Spiderweb Sale Shares (as the case may be) free from all Encumbrances and there is no agreement or arrangements to create any Encumbrance over or affecting any of the same.

5.03 Mr. Chen hereby represents and warrants to the Purchaser that he is the legal and beneficial owner of the Chen Sale Shares free from all Encumbrances and there is no agreement or arrangement to create any Encumbrance over or affecting any of the same.

5.04 Each of the Sellers will indemnify and keep the Purchaser fully indemnified on demand from and against all losses, costs and expenses (including legal expenses) which the Purchaser may incur or sustain from or in consequence of any of the warranties given by the respective Sellers under Clauses 5.01, 5.02 or 5.03 not being correct or fully complied with.

6.    COSTS

6.01 Each party shall bear its own legal costs and other fees, costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and all documentation incidental or relating to Completion.

6.02 All transaction costs payable in connection with the transfer of the GTCI Shares from the Purchaser to each of CMS and Mr. Chen shall be borne by the Purchaser and the relevant Seller in equal shares.

7.       NOTICES

7.01 Each notice, demand, consent or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five days' prior written notice specified to the other parties):

         To CMS              :   CMS Development Limited, Unit D-6, 25
                                 Ventris Road, Hong Kong
                                 Attention: Mr. Shiu Man Hao, Charles
                                 Fax Number: (852) 2530 4006

         To Spiderweb        :   Suite 5B, Tower II, Island Place, North Point,
                                 Hong Kong
                                 Attention: Mr. Wayne Weikang Chen
                                 Fax Number: [(852) [*]

         To Mr. Chen         :   Suite 5B, Tower II, Island Place, North Point,
                                 Hong Kong
                                 Attention: Mr. Wayne Weikang Chen
                                 Fax Number: [(852) [*]]

         To the Purchaser    :   c/o Victor Chu & Co., 19th Floor, Tower II, The
                                 Gateway, Harbour City, Kowloon, Hong Kong
                                 Attention: Mr. Simon Yung
                                 Fax Number: (852) 2956 1161

7.02 Any notice, demand, consent or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and
         (b) if given or made by fax, when dispatched.

7.03 All notices, demands, consents and other communications shall be in the English language.

8.       MISCELLANEOUS

8.01 RESTRICTION ON ANNOUNCEMENTS: Each of the parties hereto undertakes that prior to Completion and thereafter it will not (save as otherwise provided in this Agreement or as required by law and other relevant rules and regulations, including the listing rules governing the listing of shares on the NASDAQ OTC Bulletin Board) make any announcement in connection with this Agreement unless the other parties hereto shall have given their respective consents to such announcement which consents may not


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

         be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions.

8.02     TIME: Time shall in every respect be of the essence of this Agreement.

8.03 ASSIGNMENT: This Agreement shall be binding upon each party's successors and assigns but none of the rights of the parties under this Agreement may be assigned or transferred without the prior consent of the other party.

8.04 COUNTERPARTS: This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be the parties hereto.

8.05 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior understandings, transactions, communications, statements and agreements whether oral or written between the parties relating to the subject matter hereof.

8.06 SEVERABILITY: If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

9.       GOVERNING LAW AND JURISDICTION

9.01 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

9.02 The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

9.03 CMS, Spiderweb and the Purchaser hereby irrevocably appoint Mr. Shiu Man Hao, Charles (of Unit D-6, 25 Ventris Road, Hong Kong), Mr. Wayne Weikang Chen (of Suite 5B, Tower II, Island Place, North Point, Hong
         Kong) and Victor Chu & Co., (solicitors, of 19th Floor, Tower II, The Gateway, Harbour City, Kowloon, Hong Kong) (each, the "PROCESS AGENT") as their respective agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to each party's Process Agent or, if sent by registered post to the aforesaid or last known address of such Process Agent, on the second business day after posting or, if there is a letter box for the aforesaid or last known address of such Process Agent, upon inserting the writ and/or any other relevant documents through the letter box (whether or not it is forwarded to and received by it). In the event that a party's Process Agent cannot continue to act as such, such party shall forthwith appoint another agent in Hong Kong for the same purposes and notify such appointment to the other parties hereto in writing.

THE SELLERS

SIGNED by Charles Shiu
          ------------------              )
for and on behalf of CMS DEVELOPMENT      )   /s/ Charles Shiu
LIMITED in the presence of:               )

       /s/ Simon Y.S. Yung
         SIMON Y.S. YUNG
           Solicitor
        Victor Chu & Co.
         Hong Kong SAR

SIGNED by Wayne Weikang Chen
         --------------------            )
for and on behalf of SPIDERWEB           )   /s/ Wayne Weikang Chen
CORPORATION in the presence of:          )

       /s/ Simon Y.S. Yung
         SIMON Y.S. YUNG
           Solicitor
        Victor Chu & Co.
         Hong Kong SAR


SIGNED by WAYNE WEIKANG CHEN             )
in the presence of:                      )   /s/ Wayne Weikang Chen

       /s/ Simon Y.S. Yung
         SIMON Y.S. YUNG
           Solicitor
        Victor Chu & Co.
         Hong Kong SAR

THE PURCHASER

SIGNED by Thomas Brandenburg
          -------------------            )
for and on behalf of GLOBAL TELEPHONE    )   /s/ Thomas Brandenburg
COMMUNICATION INC. in the presence of:   )

       /s/ Simon Y.S. Yung
         SIMON Y.S. YUNG
           Solicitor
        Victor Chu & Co.
         Hong Kong SAR

                                   SCHEDULE

                           PARTICULARS OF THE COMPANY

Company Name             : Nano Technology Limited

Date of Incorporation    : 1 December 1999

Place of Incorporation   : British Virgin Islands

Company Number           : 355222

Share Capital            : Authorised               Issued
                           -----------              ------
                           US$50,000 divided into   6,000 ordinary shares
                           50,000 ordinary shares
                           of US$1.00 each

Registered Office        : Offshore Incorporations Limited, P.O. Box 957,
                           Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Directors                : Nominated by             Name of Director
                           ------------             ----------------
                           CMS Development Limited  Shiu Man Hao, Charles
                           Spiderweb Corporation    Wayne Weikang Chen

Registered Agent         : Offshore Incorporations Limited

Shareholders             : Number of Shares held

CMS Development Limited         2,000
Spiderweb Corporation           2,000
Wayne Weikang Chen              2,000
                              --------
                                6,000

Outstanding Mortgage(s)/  : Nil
Encumbrance(s)


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